UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  August 3, 2017

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 3, 2017, at the Annual Meeting (as defined below) of Plantronics, Inc. ("Company"), the Company's stockholders approved an amendment and restatement of the Company's 2003 Stock Plan ("Plan") to increase the number of authorized shares under the Plan by 1,000,000 and to expressly approve the material terms of the Plan for purposes of Internal Revenue Code Section 162(m) (“Section 162(m)”). The Plan includes specific performance criteria so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow the Company to be eligible to receive income tax deductions under Section 162(m).
The Company's stockholders also approved at the Annual Meeting the Company's Executive Incentive Plan ("EIP"), including material provisions that will allow the Company to deduct for federal income tax purposes performance-based compensation paid to certain executive officers under the EIP. The EIP will first apply to fiscal year 2018 and all subsequent fiscal years. The bonus arrangements for the participants under the EIP for fiscal year 2018 were disclosed in the Company’s proxy statement for the Annual Meeting.
A copy of the Plan and EIP, each as amended and restated, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company's 2017 Annual Meeting of Stockholders ("Annual Meeting") was held on August 3, 2017. At the Annual Meeting, 31,438,711 shares of common stock of the Company were present in person or by proxy.
At the Annual Meeting, the Company's stockholders voted on the following proposals: (1) elect eight directors; (2) approve the amendment and restatement of the Plan which included an increase in the number of shares of common stock issuable thereunder by 1,000,000; (3) approve the EIP; (4) ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2018; (5) approve, on an advisory basis, the compensation of the Company's named executive officers; and (6) to approve, by non-binding vote, the frequency of the advisory vote on the compensation of the Company's named executive officers.
The results of the voting were as follows:
Proposal No. 1: The following directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes

Marv Tseu	29,243,010	277,955	8,924	1,908,822
Joe Burton	29,199,148	323,426	7,315	1,908,822
Brian Dexheimer	29,393,249	127,391	9,249	1,908,822
Robert Hagerty	29,477,577	42,822	9,490	1,908,822
Gregg Hammann	27,700,345	1,820,055	9,489	1,908,822
John Hart	29,198,150	304,979	26,760	1,908,822
Maria Martinez	29,355,256	149,529	25,104	1,908,822
Marshall Mohr	29,143,410	376,990	9,489	1,908,822

Proposal No. 2: The results of the vote to approve the amended and restated 2003 Stock Plan were:

For	Against	Abstain	Broker Non-Votes
20,141,122	9,359,484	29,283	1,908,822

Proposal No. 3: The results of the vote to approve the Company's Executive Incentive Plan were:

For	Against	Abstain	Broker Non-Votes
28,967,383	530,236	32,270	1,908,822

Proposal No. 4: The results of the vote on ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2018 were:

For	Against	Abstain
31,130,185	281,282	27,244

Proposal No. 5: The results of the advisory vote to approve the compensation of the Company's named executive officers were:

For	Against	Abstain	Broker Non-Votes
26,487,054	2,932,081	110,754	1,908,822

Proposal No. 6: The results of the non-binding advisory vote on the frequency with which the Company will report on the compensation of the Company's named executive officers were:

1 Year	2 Years	3 Years	Abstain
24,538,231	10,327	4,969,467	11,864

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report.

Exhibit Number	Description

10.1	Plantronics, Inc. 2003 Stock Plan, as amended and restated

10.2	Plantronics, Inc. Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	PLANTRONICS, INC.

	By:	/s/ Mary Huser
	Name:	Mary Huser
	Title:	Senior Vice President, General Counsel and Corporate Secretary